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                                                                      Exhibit 23

                      CONSENT OF GEO. S. OLIVE & CO. LLC

We consent to the incorporation by reference in the Registration Statements on Form S-8's, File No. 33-31034 and File No. 333-4013, of our report dated February 6, 1998 (except for the second paragraph of note 2, as to which the date is February 27, 1998) contained in the 1997 Annual Report on Form 10-K of American Bancorp.

/s/ Geo. S. Olive & Co. LLC
Geo. S. Olive & Co. LLC

Indianapolis, Indiana
March 26, 1998